Exhibit 23.3

to Registration Statement

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of International Shipholding Corporation of our report dated February 5, 2013 relating to the financial statements of U.S. United Ocean Services, LLC for the two years ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Warren Averett, LLC
Montgomery, Alabama

November 26, 2013